Exhibit 10.1

FIRST AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENT

This FIRST AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of December 31, 2008, by and among ARTISTdirect, Inc., a Delaware corporation (the “Company”), U.S. Bank National Association, a national banking association as collateral agent for the Initial Purchasers (the “Collateral Agent”), and the investors listed in the signature page to this Amendment (the “Senior Lenders”), with reference to the following facts:

A.            The Company entered into a Note and Warrant Purchase Agreement, dated July 28, 2005 (the “Agreement”), pursuant to which the Initial Purchasers purchased from the Company 11.25% senior secured notes for the aggregate principal amount of $15,000,000 (the “Notes”) and warrants to purchase up to an aggregate of 3,250,000 shares of the Company’s common stock at an exercise price of $2.00 per share (the “Warrants”).

B.            CCM Master Qualified Fund, Ltd., one of the Initial Purchasers, transferred its equity interest in the Company, including the securities received under the Transaction Documents, to Trilogy Capital Partners, Inc. (“Trilogy”), pursuant to a Stock Purchase Agreement, dated October 31, 2008.

C.            The Collateral Agent, Senior Lenders and the Company desire to amend the Agreement to extinguish all obligations by the Company under the Agreement and Transaction Documents, as such term is defined in the Agreement, subject to and conditioned upon (a) the payment to the Senior Lenders of $3,500,000; (b) the issuance to the Senior Lenders of subordinated notes in the aggregate principal amount of $1,000,000; (c) the issuance of 9,000,000 shares of the Company’s Common Stock; and (d) the conversion by the holders thereof of all of the Convertible Subordinated Notes, issued by the Company on July 28, 2005 (the “Subordinated Notes”).

D.            The Collateral Agent and the Senior Lenders desire to amend the Agreement in accordance with Section 13(e) thereof.

E.             All defined terms not defined herein shall have the same meanings as set forth in the Agreement, except as otherwise provided.

NOW, THEREFORE, the Company, the Collateral Agent and the Senior Lenders agree as follows:

1.             Extinguishment of Obligations.  Each Senior Lender agrees to extinguish all obligations by the Company under the Agreement and Transaction Documents (the “Senior Debt Restructuring”), subject to the following conditions, which shall be satisfied by or before January 30, 2009 (the “Effective Date”):

(a)           the payment to the Senior Lenders of $3,500,000;

(b)          the issuance to the Senior Lenders of 5-year subordinated notes at the rate of 6% per annum, in the aggregate principal amount of $1,000,000 (the “New Subordinated Notes”), substantially in the form of Exhibit A attached hereto;

(c)           the issuance of 9,000,000 restricted shares of the Company’s Common Stock to the Senior Lenders (the “Covered Securities”); and

(d)                               the conversion of all of the Subordinated Notes.

For avoidance of doubt, upon satisfaction of the conditions set forth above by or before the Effective Date, all obligations of the Company under the Agreement, the Notes, the Guaranty, the Security Agreement, the Pledge Agreement, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions, the Warrants, together with any other Transaction Document entered into by the parties to the Agreement in connection with the transactions contemplated therein shall be extinguished.

2.             Deliveries.  In connection with the Senior Debt Restructuring, each Senior Lender shall deliver to the Company for cancellation the Notes and the Warrants by or before the Effective Date, and the Company shall deliver to the Senior Lenders the deliveries set forth under Subsections 1(a)-(c) above by or before the Effective Date.

3.             Trilogy.  In connection with the Senior Debt Restructuring, Trilogy shall deliver to the Company for cancellation the Warrant to purchase up to 433,333 shares of Common Stock at an exercise price of $2.00 per share.

4.             Lock Up.  Each Senior Lender agrees to not: (1) sell, transfer, assign, pledge or hypothecate the Covered Securities or (2) subject the Covered Securities to any hedging, short sale, derivative, put, or call transactions that would result in the effective economic disposition of the Covered Securities by any person during the period beginning on the Effective Date and ending on the date that is 12 months after the Effective Date, unless the Covered Securities are transferred to a transferee pursuant to a private sale or to an affiliate, provided that such transferee or affiliate agrees to be subject to the terms and conditions of this Section 4.

5.             Representations and Warranties of Senior Lenders. Each Senior Lender represents and warrants as follows to the Company as of the date hereof and acknowledges and confirms that the Company are relying on such representations and warranties in connection with the issuance by the Company of the Covered Securities and the other transactions contemplated hereby (it being understood that no investigations made by or on behalf of the Company shall have the effect of waiving, diminishing the scope of, or otherwise affecting any such representations and warranties):

(a)           Requisite Power and Authority.  The Senior Lender has all necessary corporate, limited liability company or other (as the case may be) power and authority to execute and deliver this Agreement and to carry out their provisions.  All corporate, limited liability company or other (as the case may be) action on the Senior Lender’s part required for the execution and delivery of this Agreement has been taken.  Upon execution and delivery, this Agreement will be valid and binding obligations of the Senior Lender, enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

(b)           Experience.  Senior Lender is an accredited investor within the meaning of Regulation D promulgated by the Securities and Exchange Commission and, by virtue of its experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, it is capable of evaluating the merits and risks of his investment in the Company and has the capacity to protect its own interests.

(c)           Investment.  Senior Lender is acquiring the Covered Securities for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution of any part thereof, and that the Senior Lender has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, the Senior Lender further represents that it does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Covered Securities.  Senior Lender understands that the Covered Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act of 1933”) or applicable state and other securities laws by reason of a specific exemption from the registration provisions of the Securities Act of 1933 and applicable state and other securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of its representations as expressed herein.

6.             No Assignment.  Senior Lender will not assign either this Amendment, the Agreement or any of its rights, interests or obligations hereunder or under the Transaction Documents without the prior written approval of the Company, and any such assignment by Senior Lender without the prior written approval of the Company will be deemed invalid and not binding on the Company.

7.             Further Assurances.  From time to time after the Effective Date, each party shall, at the request of any other party, execute and deliver such additional conveyances, transfers and other assurances as may be reasonably required to effectively carry out the intent of this Agreement.

8.             Effect of Amendment.  Except as amended herein, the Agreement shall remain in full force and effect.

[Signature pages follow]

IN WITNESS WHEREOF, the Company, the Collateral Agent and the Senior Lenders have accepted and agreed to this Amendment, and have executed this Amendment as of the day and year first above written.

Company:		Collateral Agent:

ARTISTdirect, Inc.		U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Dimitri Villard	By:

Name:	Dimitri Villard	Name:

Its:	Interim CEO	Its:

Senior Lenders:

JMB Capital Partners, L.P.		JMG Capital Partners, L.P.

By:	/s/ Cyrus Hadidi	By:	/s/ Jonathan Glaser

Name:	Cyrus Hadidi	Name:	Jonathan M. Glaser

Its:	Managing Director	Its:	Member Manager

CCM Master Qualified Fund, Ltd.		JMG Triton Offshore Fund, Ltd.

By:	/s/ Clint D. Coghill	By:	/s/ Jonathan Glaser

Name:	Clint D. Coghill	Name:	Jonathan M. Glaser

Its:	Director	Its:	Member Manager

Trilogy:

Trilogy Capital Partners, Inc.

By:	/s/ Robert S. Rein

Name:	Robert S. Rein

Its:	Vice Chairman

Exhibit A

Subordinated Promissory Note